                                                                    Exhibit 10.1


================================================================================

                           AVCO ABS RECEIVABLES CORP.,
                                   as Seller,

                                       and

                   AVCO FINANCIAL SERVICES MANAGEMENT COMPANY,
                               as Master Servicer,

                                       and

                         AVCO FINANCIAL SERVICES, INC.,
                               as Representative,

                                       and

                       AVCO HOME EQUITY LOAN TRUST 199_-_,
                                    as Issuer

                                       and

                          THE ORIGINATORS LISTED HEREIN

                             -----------------------

                      FORM OF SALE AND SERVICING AGREEMENT

                          Dated as of ________________

                             ----------------------

                   Home Equity Loan Asset-Backed Certificates
                                  Series 199_-_

================================================================================

                                TABLE OF CONTENTS


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                                                    ARTICLE I

                                                   DEFINITIONS

SECTION 1.1.    Definitions......................................................................    1
SECTION 1.2.    Other Definitional Provisions....................................................   18
SECTION 1.3.    Interest Calculations............................................................   19

                                                   ARTICLE II

                                         CONVEYANCE OF HOME EQUITY LOANS

SECTION 2.1.    Conveyance of Home Equity Loans..................................................   19
SECTION 2.2.    Acceptance by Trustee............................................................   22
SECTION 2.3.    Reserved.........................................................................   22
SECTION 2.4.    Representations and Warranties of the Originators Regarding the Home
                  Equity Loans...................................................................   22
SECTION 2.5.    Substitution of Home Equity Loans................................................   30

                                                   ARTICLE III

                                ADMINISTRATION AND SERVICING OF HOME EQUITY LOANS

SECTION 3.1.    Duties of Master Servicer........................................................   31
SECTION 3.2.    Collection and Allocation of Home Equity Loan Payments...........................   32
SECTION 3.3.    Withdrawals from each Collection Account.........................................   33
SECTION 3.4.    Reserved.........................................................................   34
SECTION 3.4.    Reserved.........................................................................   34
SECTION 3.4.    Reserved.........................................................................   34
SECTION 3.7.    Management and Realization Upon Defaulted Home Equity Loans......................   34
SECTION 3.8.    Trustee to Cooperate.............................................................   34
SECTION 3.9.    Servicing Fee....................................................................   35
SECTION 3.10.   Master Servicer's Certificate....................................................   35
SECTION 3.11    Annual Statement as to Compliance; Notice of Default.............................   36
SECTION 3.12.   Annual Independent Certified Public Accountants' Report..........................   36
SECTION 3.13.   Access to Certain Documentation and Information Regarding Home Equity Loans......   36
SECTION 3.14.   Master Servicer Expenses.........................................................   37
SECTION 3.15.   Advances by the Master Servicer..................................................   37
SECTION 3.15.   Optional Purchase of Defaulted Home Equity Loans.................................   37
SECTION 3.16.   Superior Liens...................................................................   38
SECTION 3.17.   Reserved.........................................................................   38
SECTION 3.18.   Appointment of Subservicer.......................................................   38
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                                                   ARTICLE IV

                                  DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO
                                       CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 4.1.    Establishment of Trust Accounts..................................................   39
SECTION 4.2.    Reserved.........................................................................   41
SECTION 4.3.    Application of Collections.......................................................   41
SECTION 4.4.    Additional Deposits..............................................................   41
SECTION 4.5.    Distributions....................................................................   42
SECTION 4.6.    Reserve Account..................................................................   43
SECTION 4.7.    Reserved.........................................................................   43
SECTION 4.8     Statements to Certificateholders and Noteholders.................................   43
SECTION 4.9.    Net Deposits.....................................................................   44

                                                    ARTICLE V

                               THE SELLER, THE REPRESENTATIVE AND THE ORIGINATORS

SECTION 5.1.    Representations of Seller........................................................   44
SECTION 5.2.    Corporate Existence..............................................................   45
SECTION 5.3     Liability of Seller; Indemnities.................................................   45
SECTION 5.4.    Merger or Consolidation of, or Assumption of the Obligations of, Seller..........   46
SECTION 5.5.    Limitation on Liability of Seller and Others.....................................   47
SECTION 5.6.    Seller May Own Certificates or Notes.............................................   47
SECTION 5.6.    Representations and Warranties Regarding the Representative and the
                  Originators....................................................................   47

                                                   ARTICLE VI

                                               THE MASTER SERVICER

SECTION 6.1.    Representations of Master Servicer...............................................   52
SECTION 6.2.    Indemnities of Master Servicer...................................................   55
SECTION 6.3.    Merger or Consolidation of, or Assumption of the Obligations of, Master
                Servicer.........................................................................   55
SECTION 6.4.    Limitation on Liability of Master Servicer and Others............................   56
SECTION 6.5.    Avco Financial Services Management Company Not To Resign as Master Servicer......   56

                                                   ARTICLE VII

                                                     DEFAULT

SECTION 7.1.    Master Servicer Default..........................................................   57
SECTION 7.2.    Appointment of Successor.........................................................   58
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SECTION 7.3.    Payment of Servicing Fee.........................................................   59
SECTION 7.4.    Notification to Noteholders and Certificateholders...............................   59
SECTION 7.5.    Waiver of Past Defaults..........................................................   59

                                                  ARTICLE VIII

                                                   TERMINATION

SECTION 8.1.    Optional Purchase of All Home Equity Loans.......................................   59

                                                   ARTICLE IX

                                  ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

SECTION 9.1.    Administrative Duties............................................................   60
SECTION 9.2.    Records..........................................................................   62
SECTION 9.3.    Additional Information To Be Furnished to the Issuer.............................   62

                                                    ARTICLE X

                                            MISCELLANEOUS PROVISIONS

SECTION 10.1.   Amendment........................................................................   63
SECTION 10.2.   Protection of Title to Trust.....................................................   63
SECTION 10.3.   Notices..........................................................................   65
SECTION 10.4.   Assignment.......................................................................   66
SECTION 10.5.   Limitations on Rights of Others..................................................   66
SECTION 10.6.   Severability.....................................................................   66
SECTION 10.7.   Separate Counterparts............................................................   66
SECTION 10.8.   Headings.........................................................................   66
SECTION 10.9.   Governing Law....................................................................   66
SECTION 10.10.  Assignment to Trustee............................................................   66
SECTION 10.11.  Nonpetition Covenant.............................................................   67
SECTION 10.12.  Limitation of Liability of Owner Trustee and Trustee.............................   67
SECTION 10.13.  Independence of the Master Servicer..............................................   67
SECTION 10.14.  No Joint Venture.................................................................   67
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                                     -iii-

      SALE AND SERVICING AGREEMENT dated as of _________________, 199 , among Avco Home Equity Loan Trust 199_-_, a Delaware business trust (the "Issuer"), Avco ABS Receivables Corp., as Seller (the "Seller"), Avco Financial Services Management Company, as Master Servicer (the "Master Servicer"), Avco Financial Services, Inc., as Representative (the "Representative") and the entities listed on Exhibit D hereto (collectively, the "Originators").

      WHEREAS, the Issuer desires to purchase a portfolio of mortgage loans from the Seller; and

      WHEREAS, the Master Servicer is willing to service such mortgage loans.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

      "Accrual Period" means as to any Simple Interest Loan and Monthly Payment, the period commencing from and after the date through which interest was last paid up to but excluding the date of receipt of such Monthly Payment. As to any Actuarial Loan and Monthly Payment, the period from and including a Due Date for such Actuarial Loan to but excluding the succeeding Due Date.

      "Actuarial Loan" means a Home Equity Loan for which the relative application of each Monthly Payment to interest and principal is based on the period between Due Dates and not on the timing of receipt of such Monthly Payment.

      "Aggregate Net Losses" means with respect to a Due Period, the aggregate principal balance of all Home Equity Loans newly designated during such Due Period as Liquidated Home Equity Loans minus Liquidation Proceeds collected during such Due Period with respect to all Liquidated Home Equity Loans.

      "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

      "ARM" means a Home Equity Loan which is serviced as an Actuarial Loan and the Mortgage Rate of which is subject to adjustment on each Change Date by reference to the Index, subject to rounding and the Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

      "Assignment of Mortgage" means, with respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Issuer, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Home Equity Loans secured by Mortgaged Properties located in the same jurisdiction.

      "Available Principal" means with respect to any Distribution Date, the sum of the following amounts without duplication: (a) that portion of all collections on the Home Equity Loans allocable to principal in respect of the preceding Due Period; (b) Liquidation Proceeds attributable to the principal amount of Home Equity Loans which became Liquidated Home Equity Loans during the preceding Due Period in accordance with the Master Servicer's customary servicing procedures; and (c) to the extent attributable to principal, the Purchase Price of each Home Equity Loan repurchased by the Seller or purchased by the Master Servicer during the preceding Due Period; provided, however, that in calculating the Available Principal, all payments and proceeds (including Liquidation Proceeds) of any Home Equity Loans repurchased by the Seller or purchased by the Master Servicer the Purchase Price of which has been included in the Available Principal in a prior Due Period shall be excluded.

      "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Indenture, the Depository Agreements and other documents and certificates delivered in connection therewith.

      "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York City or the city in which the corporate trust office of the Trustee under this Agreement is located are authorized or obligated by law or executive order to close.

      "Certificate" means a Trust Certificate (as defined in the Trust
Agreement).

      "Certificate Balance" equals, initially, $_______________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

      "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

      "Certificate Rate" means __% per annum.

      "Certificateholder" has the meaning assigned to such term in the Trust Agreement.

      "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

      "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

      "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

      "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date).

      "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Class A Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Class A Notes to zero, which shall be deposited into the Note Distribution Account).

      "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

      "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

      "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Home Equity Loan in the Trust as of _________, ______ or (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to the Master Servicer, the Noteholders and the Certificateholders on such Distribution Date, (i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

      "Change Date" means the date on which the Mortgage Rate of each ARM is subject to adjustment, which date is the Due Date set forth in the related Mortgage Note and every twelfth Due Date thereafter.

      "Charge-off Rate" means, with respect to a Due Period, the Aggregate Net Losses with respect to the Home Equity Loans expressed, on an annualized basis, as a percentage of the average of (x) the Pool Balance on the last day of the immediately preceding Due Period and (y) the Pool Balance on the last day in such Due Period.

      "Civil Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "Closing Date" means _________, 199__.

      "Collection Account" means the account designated as such, established and maintained pursuant to Section 3.2(c).

      "Cutoff Date" means __________, 199__.

      "Cutoff Date Principal Balance" means with respect to any Home Equity Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Home Equity Loan pursuant to Section 2.2 or 2.4).

      "Debt Service Reduction" means with respect to any Home Equity Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Home Equity Loan.

      "Defective Home Equity Loan" means any Home Equity Loan subject to repurchase or substitution pursuant to Section 2.2 or 2.4.

      "Delinquency Percentage" means, with respect to a Due Period, the ratio of
(a) the outstanding principal balance of all outstanding Home Equity Loans 60 days or more delinquent (which amount shall include Home Equity Loans in respect of Mortgaged Properties that have been repossessed but not yet sold or otherwise liquidated) as of the last day of such Due Period, determined in accordance with the Master Servicer's normal practices, divided by (b) the outstanding principal balance of all Home Equity Loans on the last day of such Due Period.

      "Delivery" when used with respect to Trust Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9.105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

            (b) with respect to any securities issued by the U.S. Treasury, FHLMC or by FNMA that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

            (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

      "Depository Agreements" mean the Certificate Depository Agreement and the Note Depository Agreement.

      "Determination Date" means, with respect to any Distribution Date, the fourth Business Day prior to each Distribution Date.

      "Distribution Date" means, with respect to each Due Period, the ______ day of the following month, or if such day is not a Business Day, the immediately following Business Day, commencing on _______________, 199___.

      "Due Period" means a calendar month, except with respect to the first Due Period, which shall be the period from the Cutoff Date to ______________, 199__. Any amount stated "as of the close of business on the last day of a Due Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the immediately following Distribution Date.

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution" means a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has (A) either a long-term senior unsecured debt rating of AAA or a short-term senior unsecured debt or certificate of deposit rating of A-l+ or better by Standard & Poor's and (B)(1) a long-term senior unsecured debt rating of Al or better and (2) a short-term senior unsecured debt rating of Pl or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified, the Owner Trustee or the Trustee may be considered an Eligible Institution.

      "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit of any depository institution (including the Seller or any Affiliate of the Seller) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P1;

            (c) commercial paper (including commercial paper of the Seller or any Affiliate of the Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P1;

            (d) investments in money market funds (including funds for which the Seller, the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

            (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

            (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

            (g) any other investment which would not cause either Rating Agency to downgrade or withdraw its then current rating of any class of Notes or the Certificates.

      "Eligible Substitute Home Equity Loan" means a Home Equity Loan substituted by the Seller for a Defective Home Equity Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance not in excess of and not more than ___% less than the Principal Balance of the Defective Home Equity Loan; (ii) have a current Mortgage Rate not less than the Mortgage Rate of the Defective Home Equity Loan and not more than ___% in excess of the Mortgage Rate of such Defective Home Equity Loan; (iii) have a Mortgage of the same or higher level of lien priority as the Mortgage relating to the Defective Home Equity Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Home Equity Loan; (v) comply with each representation and warranty set forth in Section 2.4 (deemed to be made as of the date of substitution); and (vi) have an original Loan-to-Value Ratio not greater than that of the Defective Home Equity Loan;
(vii) be an ARM if the Defective Home Equity Loan was an ARM; and (viii) if an ARM, use the same Index, have the same Periodic Cap, have a Lifetime Cap and a Gross Margin no less than, those of the Defective Home Equity Loan.

      "FHLMC" means Federal Home Loan Mortgage Corporation or any successor thereto.

      "Final Scheduled Distribution Date" means with respect to List Classe(s) of Notes and their Respective Final Scheduled Distribution Dates.

      "Final Scheduled Maturity Date" means ______________, _________.

      "First Lien" means, with respect to any Home Equity Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

      "Fitch" means Fitch Investors Service, L.P., or its successors.

      "FNMA" means Federal National Mortgage Association or any successor thereto.

      "Foreclosure Profits" means, with respect to a Liquidated Home Equity Loan, the amount, if any, by which (i) the aggregate of the related Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Home Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

      "Gross Margin" means, with respect to each ARM, the number of basis points set forth in the related Mortgage Note which is added to the Index to determine the Mortgage Rate on the related Change Date, subject to rounding and the Periodic Cap and the applicable Lifetime Cap and the applicable Lifetime Floor.

      "Home Equity Loan" means a mortgage loan transferred and assigned to the Trustee pursuant to Section 2.1 or Section 2.4 and held as a part of the Trust, as identified in the Home Equity Loan Schedule.

      "Home Equity Loan Schedule" means with respect to any date, the schedule of Home Equity Loans included in the Trust on such date. The initial schedule of Home Equity Loans as of the Cutoff Date is the schedule set forth herein as Exhibit A, which schedule sets forth as to each Home Equity Loan (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the Loan-to-Value Ratio as of the date of the origination of the related Home Equity Loan, (v) the Due Date, (vi) the current Mortgage Rate,
(vii) the first date on which a Monthly Payment is due under the Mortgage Note,
(viii) the original stated maturity date of the Mortgage Note, (ix) the remaining number of months to maturity as of the Cutoff Date, (x) the State in which the related Mortgaged Property is situated, (xi) the type of property,
(xii) the lien status, (xiii) a code indicating whether the Home Equity Loan is an ARM, and (xiv) for each ARM, the Gross Margin and the Mortgage Rate at origination.

      "Indenture" means the Indenture dated as of ________________, 199_, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

      "Index" means the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board and most recently available as of the date --days before each Change Date.

      "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

      "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy covering a Home Equity Loan, or amounts required to be paid by the Master Servicer pursuant to Section 3.5, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Home Equity Loan.

      "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts without duplication: (a) that portion of all collections on the Home Equity Loans allocable to interest in respect of the preceding Due Period; (b) Liquidation Proceeds attributable to interest on the Home Equity Loans which became Liquidated Home Equity Loans during the preceding Due Period in accordance with the Master Servicer's customary servicing procedures; (c) the Purchase Price of each Home Equity Loan that became a Purchased Home Equity Loan during the preceding Due Period to the extent attributable to accrued interest on such Home Equity Loan; (d) Recoveries for such Due Period and (e) Investment Earnings for such Distribution Date; provided, however, that in calculating the Interest Distribution Amount, all payments and proceeds (including Liquidation Proceeds) of any Purchased Home Equity Loans the Purchase Price of which has been included in the Interest Distribution Amount in a prior Due Period shall be excluded.

      "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts and the Certificate Distribution Account to be deposited into the Collection Account on such Distribution Date pursuant to
Section 4.1(b).

      "Issuer" means Avco Home Equity Loan Trust 199_-_.

      "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind, other than tax liens, mechanics' liens and any liens which attach to the respective Home Equity Loan by operation of law as a result of any act or omission by the related Mortgagor.

      "Lifetime Cap" means the provision in the Mortgage Note for each ARM which limits the maximum Mortgage Rate over the life of such ARM to __ basis points greater than the Mortgage Rate on the date of origination of such ARM.

      "Lifetime Floor" means the provision in the Mortgage Note for each ARM which limits the minimum Mortgage Rate over the life of such ARM to the Mortgage Rate on the date of origination of such ARM.

      "Liquidated Home Equity Loan" means, as to any Distribution Date, any Home Equity Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Home Equity Loan or disposition of the related REO Property have been recovered.

      "Liquidation Proceeds" means proceeds (including Insurance Proceeds) received in connection with the liquidation of any Home Equity Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

      "Loan-to-Value Ratio" means the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Home Equity Loan and the denominator of which is the Original Value of the related Mortgaged Property.

      "Monthly Advance" means an advance made by the Master Servicer pursuant to
Section 3.15 hereof.

      "Monthly Payment" means the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Home Equity Loan.

      "Moody's" means Moody's Investors Service, Inc., or its successor.

      "Mortgage" means the mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Home Equity Loan.

      "Mortgage File" means the mortgage documents listed in Section 2.1(b) pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      "Mortgage Note" means the originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under the related Home Equity Loan.

      "Mortgaged Property" means the land and improvements securing the indebtedness of a Mortgagor under the related Home Equity Loan.

      "Mortgagor" means the obligor or obligors on a Mortgage Note.

      "Net Liquidation Proceeds" means, with respect to any Liquidated Home Equity Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, unreimbursed Servicing Advances and Monthly Advances with respect thereto.

      "Net Rate" means, with respect to any Home Equity Loan as to any day, the Mortgage Rate less the related Servicing Fee Rate.

      "Nonrecoverable Advances" means, with respect to any Home Equity Loan, (i) any Monthly Advance previously made and not reimbursed pursuant to Section 3.2(c) or 3.3(ii), or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Home Equity Loan or REO Property which, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Sections 3.2(c) or 3.3(ii).

      "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 4.1.

      "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

      "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each class of Notes from such preceding Distribution Date through the current Distribution Date.

      "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

      "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-Notes, the product of the Interest Rate for such class and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is ___________ and (B) in the case of each other class of Notes, of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is ____________) and (ii) the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Noteholders of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

      "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

      "Noteholders' Percentage" means 100% until the point in time at which List Class(es) of Notes have been paid in full and zero thereafter.

      "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

      "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholder's Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding

Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of such class of Notes to zero.

      "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president, any senior vice president or any vice president and (b) a cashier, assistant cashier, secretary or assistant secretary of the Seller or the Master Servicer, as appropriate, provided that no one person may sign in a capacity fulfilling both clause (a) and clause (b).

      "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Seller or the Master Servicer, which counsel shall be acceptable to the Trustee, the Owner Trustee or the Rating Agencies, as applicable. "Original Pool Balance" means the Pool Balance as of the Cutoff Date which is $_____________.

      "Original Value" means the value of the Mortgaged Property at the time of origination of the related Home Equity Loan, such value being the lower of the value of such property set forth in an appraisal acceptable to the originator of the Home Equity Loan or the sales price of such property at the time of origination or, in the case of a refinancing, the value of such property set forth in an appraisal acceptable to the originator.

      "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

      "Owner Trustee" means, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

      "Payahead" on a Actuarial Home Equity Loan means the amount, as of the close of business on the last day of a Due Period, computed in accordance with
Section 4.3 with respect to such Home Equity Loan.

      "Payahead Account" means the account designated as such, established and maintained pursuant to Section 4.1(d)(ii).

      "Payahead Balance" on a Actuarial Home Equity Loan means the sum, as of the close of business on the last day of a Due Period, of all Payaheads made by or on behalf of the Mortgagor with respect to such Actuarial Home Equity Loan, as reduced by applications of previous Payaheads with respect to such Actuarial Home Equity Loan, pursuant to Sections 4.3 and 4.4.

      "Periodic Cap" means the provision in the Mortgage Note for each ARM which limits increases or decreases in the Mortgage Rate on each Change Date to basis points.

      "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

      "Pool Balance" as of the close of business on the last day of a Due Period means the aggregate Principal Balance of the Home Equity Loans (excluding Purchased Home Equity Loans and Liquidated Home Equity Loans).

      "Primary Mortgage Insurance Policy" means the certificate of primary mortgage insurance relating to a particular Home Equity Loan, or any replacement policy therefor.

      "Principal Balance" means as to any Home Equity Loan other than a Liquidated Home Equity Loan and any day, the related Cut-Off Date Principal Balance (or unpaid principal balance as of the date of substitution), minus all collections credited against the Principal Balance of any such Home Equity Loan. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Home Equity Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

      "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, in respect of the preceding Due Period: (a) that portion of all collections on Home Equity Loans (including, with respect to Actuarial Loans, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) allocable to principal, (b) Liquidation Proceeds attributable to the principal amount of Home Equity Loans which became Liquidated Home Equity Loans during such Due Period in accordance with the Master Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Home Equity Loans, (c) to the extent attributable to principal, the Purchase Price of each Home Equity Loan that became a Purchased Home Equity Loan during such Due Period and (d) on the Final Scheduled Distribution Date for the Certificates, any amounts advanced by the Master Servicer on such Final Scheduled Distribution Date with respect to principal on the Home Equity Loans; provided, however, that in calculating the Principal Distribution Amount the following will be excluded: (i) amounts received on Actuarial Home Equity Loans to the extent that the Master Servicer has previously made an unreimbursed Precomputed Advance of principal, (ii) Liquidation Proceeds with respect to a particular Actuarial Home Equity Loan to the extent of any unreimbursed Precomputed Advances of principal, (iii) all payments and proceeds (including Liquidation Proceeds) of any Purchased Home Equity Loans the Purchase Price of which has been included in the Principal Distribution Amount in a prior Due Period and (iv) Recoveries.

      "Purchase Price" means as to any Defective Home Equity Loan repurchased on any date pursuant to Sections 2.2 or 2.4, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon and (b) days' interest thereon, computed at the applicable Mortgage Rate and (iii) any unreimbursed Servicing Advances with respect to such Home Equity Loan; provided, however, that if at the time of repurchase the Seller or an Affiliate is the Master Servicer, the amount described in clause (ii) shall be computed at the Net Rate.

      "Purchased Home Equity Loan" means a Home Equity Loan purchased as of the close of business on the last day of a Due Period by the Master Servicer pursuant to Section 3.16 or repurchased by the Seller, an Originator or the Representative pursuant to Section 2.2.

      "Rating Agency" means ______, _________, ______ and/or any other rating agency requested by the Seller or an affiliate thereof to rate the Notes and/or the Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Trustee, the Owner Trustee and the Master Servicer.

      "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that neither of the Rating Agencies shall have notified the Seller, the Master Servicer, the Owner Trustee or the Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes, or the Certificates.

      "Realized Losses" means the excess of the Principal Balance of any Liquidated Home Equity Loan over Liquidation Proceeds to the extent allocable to principal.

      "Recoveries" means, with respect to any Liquidated Home Equity Loan, monies collected in respect thereof, from whatever source, during any Due Period following the Due Period in which such Home Equity Loan became a Liquidated Home Equity Loan, net of the sum of any amounts expended by the Master Servicer for the account of the Mortgagor and any amounts required by law to be remitted to the Mortgagor.

      "REO Property" means a Mortgaged Property that is acquired by the Master Servicer on behalf of the Trustee in foreclosure or by deed-in-lieu of foreclosure.

      "Released Mortgaged Property Proceeds" means, as to any Home Equity Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, mortgage servicing standards the Master Servicer would use in servicing mortgage loans for its own account and this Agreement.

      "Reserve Account" means the account designated as such, established and maintained pursuant to Section 4.1.

      "Reserve Account Initial Deposit" means, with respect to the Closing Date, $___________________.

      "Reserve Account Transfer Amount" means an amount equal to the lesser of
(i) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or (ii) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the: _________________ Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (y) the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

      "Seller" means Avco ABS Receivables Corp., as the seller of the Home Equity Loans, and each successor to Avco ABS Receivables Corp.(in the same capacity) to the extent permitted hereunder.

      "Master Servicer" means Avco Financial Services Management Company, the master servicer of the Home Equity Loans, and each successor to Avco Financial Services Management Company, (in the same capacity) pursuant to Section 6.3 or 7.2.

      "Master Servicer Default" means an event specified in Section 7.1.

      "Master Servicer's Certificate" means an Officers' Certificate of the Master Servicer delivered pursuant to Section 3.10, substantially in the form of Exhibit D.

      "Servicing Advances" means all reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Sections 3.4, 3.7 or 3.19 and (v) in connection with the liquidation of a Home Equity Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17.

      "Servicing Compensation" means the Servicing Fee, the Supplemental Servicing Fee and any other amounts to which the Master Servicer is entitled pursuant to Section 3.9.

      "Servicing Fee" has the meaning specified in Section 3.9.

      "Servicing Fee Rate" means  __% per annum.

      "Simple Interest Loan" means any Home Equity Loan as to which, pursuant to the Mortgage Note related thereto, interest is calculated on the basis of the outstanding principal balance of the Home Equity Loan multiplied by the applicable Mortgage Rate and further multiplied by a fraction, of which the numerator is the number of days in the period elapsed since the date to which interest was paid and the denominator is the number of days in the annual period for which interest accrues on such Home Equity Loan, and the Monthly Payment received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

      "Specified Reserve Account Balance" means, with respect to (i) any Distribution Date prior to the Distribution Date on which the Outstanding Amount of the Class A 1 Notes has been paid in full, $______________ and (ii) any Distribution Date on or after the Distribution Date on which the Outstanding Amount of the Class A Notes has been paid in full the greater of (a) ______% of the sum of the aggregate outstanding principal amount of each class of Notes plus the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date); or (b) ______% of the sum of the aggregate initial principal of the Notes plus the initial Certificate Balance except that, if on any Distribution Date (x) the average of the Charge off Rates for the three preceding Due Periods exceeds ____% or (y) the average of the Delinquency Percentages for the three preceding Due Periods exceeds _____%, then the Specified Reserve Account Balance shall be an amount equal to
________% of the sum of the aggregate outstanding principal amount of each class of Notes and the aggregate outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date).

      "Standard & Poor's" means Standard & Poor's Ratings Group, or its successor.

      "Supplemental Servicing Fee" means the fee payable to the Master Servicer for certain services rendered during the respective Due Period, determined pursuant to and defined in Section 3.9.

      "Total Servicing Fee" means with respect to each Distribution Date the Servicing Fee for the related Due Period and all accrued and unpaid Servicing Fees for prior Due Periods.

      "Total Distribution Amount" means, for each Distribution Date, the sum of
(i) the Interest Distribution Amount (ii) the Available Principal and (iii) the Reserve Account Transfer Amount, in each case in respect of such Distribution Date; provided, however, that if on the Class A-1 Final Scheduled Distribution Date, the Total Distribution Amount (as defined above) would be insufficient to pay the Total Servicing Fee, Noteholders' Interest Distributable Amount, Certificateholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Distribution Date, then the Total Distribution Amount for such Distribution Date will include, in addition to the Total Distribution Amount (as defined above), an amount, up to the amount necessary to pay any such items, of the Interest Distribution Amount and the Available Principal on deposit (or, if the conditions specified in Section 3.2(c) have been satisfied, that would have been required to have been deposited but for the satisfaction of such conditions) in the Collection Account on the Determination Date relating to such Class A-1 Final Scheduled Distribution Date which would have constituted the Interest Distribution Amount or Available Principal, as the case may be, for the Due Period relating to the succeeding Distribution Date and the Interest Distribution Amount and Available Principal, as the case may be, for such succeeding Distribution Date will be reduced accordingly.

      "Transfer Date" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

      "Trust" means the Issuer.

      "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

      "Trust Accounts" has the meaning assigned thereto in Section 4.1.

      "Trust Agreement" means the Trust Agreement dated as of _________, _______, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

      "Trust Officer" means, (i) in the case of the Trustee, any Officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

      "Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

      SECTION 1.2. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

            (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

            (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

            (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      SECTION 1.3. Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Simple Interest Loan shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 365 days. All calculations of interest in respect of the Principal Balance of an Actuarial Loan or in respect of the Notes or the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee shall be made on the basis of the actual number of days in an Accrual Period and a year assumed to consist of 365 days.

                                   ARTICLE II

                         Conveyance of Home Equity Loans

      SECTION 2.1. Conveyance of Home Equity Loans. (a) In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Originators, concurrently with the execution and delivery of this Agreement, hereby transfer, assign, set over and otherwise convey to the Seller and the Seller does hereby transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein): (A) all right, title and interest of the Seller in and to the Home Equity Loans, and all moneys received thereon, on or after the Cutoff Date; (B) all right, title and interest of the Seller in the security interests in the Mortgaged Properties granted by Mortgagors pursuant to the Home Equity Loans and any other interest of the Seller in the Mortgaged Properties; (C) the interest of the Seller in any proceeds with respect to the Home Equity Loans from claims on any physical damage, theft, credit life or disability insurance policies covering Mortgaged Properties or Mortgagors; (D) all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account, in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and
(E) the proceeds of any and all of the foregoing. In connection with such transfer, assignment and conveyance by the Originators to the Seller and by the Seller to the Trust, the Seller shall deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Home Equity Loan (the "Related Documents"):

            (i) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Home Equity Loan to the Person so endorsing the Home Equity Loan to the Trustee, endorsed by such Person "Pay to the order of ______________________ without recourse" and signed, by facsimile or manual signature, in the name of the Person delivering the Mortgage Note by a Responsible Officer;

            (ii) Any of: (1) the original Mortgage and related power of attorney, if any, with evidence of recording thereon, (2) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer by facsimile or manual signature or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, in each case, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (3) a copy of the original recorded Mortgage and related power of attorney, if any, certified by the public recording office;

            (iii) The original Assignment of Mortgage in recordable form, from the Person delivering such Assignment to [Name of Trustee];

            (iv) The original lender's policy of title insurance or a true copy thereof or, if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete or, if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

            (v) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Person delivering such assignment, including any recorded warehousing assignments, with evidence of recording thereon, or a copy thereof certified by a Responsible Officer by facsimile or manual signature, or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, as a true copy of the original of such intervening assignments if the original has been transmitted for recording until such time as the original is returned by the public recording office or a copy of the original recorded intervening assignments certified by the public recording office;

            (vi) Originals of all assumption, written assurance, substitution and modification agreements, if any; and

            (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

            (a) The Cooperative Shares, together with a stock power in blank;

            (b)   The executed Security Agreement;

            (c)   The executed Proprietary Lease;

            (d)   The executed Recognition Agreement;

            (e)   The executed assignment of Recognition Agreement;

            (f) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the applicable Originator's interest in the Cooperative Shares and the Proprietary Lease; and

            (g) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

      (h) The Trustee agrees, for the benefit of the Noteholders and the Certificateholders, within 90 days after execution and delivery of this Agreement, to review the Mortgage Files to ascertain that all required documents set forth in paragraphs (i) - (v) of Section 2.1(a) have been executed and received, and that the Mortgage Notes have been endorsed as set forth in Section 2.1(a), and that such documents relate to the Home Equity Loans identified on the Home Equity Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Home Equity Loans identified in said Home Equity Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller, and the Seller shall have a period of 90 days after such notice within which to correct or cure any such defect.

      (i) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in Section 2.1(b). Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

      SECTION 2.2. Acceptance by Trustee. The Trustee hereby acknowledges, subject to the review and period for delivery provided for in Section 2.1, its receipt of the Mortgage Files, and declares that the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Noteholders and Certificateholders. If the Seller is given notice under
Section 2.1(c) above and if the Seller does not correct or cure such omission or defect within the 90-day period specified in Section 2.1(c) above, the Seller shall substitute one or more Eligible Substitute Home Equity Loans therefor as provided in Section 2.5 hereof or purchase such Home Equity Loan from the Trustee on the Determination Date in the month following the month in which such 90-day period expired at the Purchase Price of such Home Equity Loan. The Purchase Price for the purchased Home Equity Loan shall be deposited in the Collection Account no later than the applicable Determination Date or the Business Day preceding the expiration of such 90-day period, as the case may be, and, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Home Equity Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to cure, substitute for or purchase any Home Equity Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Issuer, the Owner Trustee, the Trustee, the Noteholders or the Certificateholders. The Master Servicer, promptly following the transfer of (i) a Defective Home Equity Loan from or (ii) an Eligible Substitute Home Equity Loan to the Trust pursuant to this Section and Section 2.5, as the case may be, shall amend the Home Equity Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Home Equity Loan, if applicable.

      SECTION 2.3. Reserved

      SECTION 2.4. Representations and Warranties of the Originators Regarding the Home Equity Loans (a) Each Originator with respect to each Home Equity Loan it has conveyed hereunder represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date:

            (i) The information set forth on the Home Equity Loan Schedule relating to the Home Equity Loans is complete, true and correct as of the Cut-Off Date;

            (ii) The Mortgage Notes and the Mortgages have not been assigned or pledged by the applicable Originator to any Person, and immediately prior to the transfer and assignment of the Home Equity Loans by the Originators to the Seller herein contemplated, the applicable Originator had good and marketable title thereto, and was the sole owner and holder of the Home Equity Loans free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement, and immediately upon the transfer and assignment of the Home Equity Loans by the Originators to the Seller and by the Seller to the Trustee on behalf of the Certificateholders as contemplated herein, the Trustee will be the sole beneficial owner of, each Home Equity Loan free and clear of any lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

            (iii) Each Mortgage is a valid and existing lien on the property therein described, and each Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except (i) liens for real estate taxes and special assessments not yet due and payable, (ii) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute, (iii) in the case of a Home Equity Loan secured by a second lien on the related Mortgaged Property, the related First Lien and (iv) easements, mineral rights and covenants, conditions and restrictions of record. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Trustee establishes in the applicable Originator a valid and subsisting lien on the property described therein, and such Originator has full right to sell and assign the same hereunder;

            (iv) The terms of each Mortgage Note and Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Certificateholders and the Certificate Insurer, and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Home Equity Loan Schedule;

            (v) No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee [carve-out for sale of one of multiple parcels];

            (vi) Except with respect to delinquencies described in clause (xiii) hereof, to the best of the Originator's knowledge, no Mortgagor is in default in complying with the terms of its Mortgage Note or Mortgage, and no Originator has waived any default, breach, violation or event of acceleration except that an Originator may have accepted late payments, and all taxes, governmental assessments, insurance premiums or water, sewer and municipal charges which previously became due and owing have been paid. No Originator has advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (vii) To the best of the Originator's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or otherwise, so as to affect adversely the value of the Mortgaged Property as security for the Home Equity Loan or the use for which the premises were intended;

            (viii) To the best of the Originator's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

            (ix) To the best of the Originator's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

            (x) To the best of the Originator's knowledge, there do not exist any circumstances or conditions with respect to any Home Equity Loan, any Mortgaged Property, any Mortgagor or any Mortgagor's credit standing that can be reasonably expected to adversely affect the value or marketability of the Home Equity Loan;

            (xi) To the best of the Originator's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

            (xii) To the best of the Originator's knowledge, all parties that have had any interest in any Home Equity Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties and (2)(A) organized under the laws of such state or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Home Equity Loan or (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

            (xiii) With respect to the Home Equity Loans, as of the Cut-Off Date, (i) all payments required to be made on each Initial Home Equity Loan under the terms of the related Mortgage Note have been made [except for ___% of the Home Equity Loans (by Cut-Off Date Pool Principal Balance) are up to 60 days Delinquent and (ii) no payment required to be made on any Home Equity Loan has been more than 60 days Delinquent more than once during the twelve month period immediately preceding the Cut-Off Date];

            (xiv) Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase Home Equity Loans;

            (xv) The Mortgage Notes and the related Mortgages are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

            (xvi) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the origination and servicing of the Home Equity Loans or otherwise applicable to the Home Equity Loans have been complied with, and the Representative has and shall maintain, or shall cause the applicable Originator to maintain, in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

            (xvii) The proceeds of the Home Equity Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Home Equity Loan have been paid;

            (xviii) [Except for _____ Home Equity Loans with an aggregate original principal balance of $__________ for which an attorney's opinion of title has been obtained,] each Home Equity Loan with an original principal balance greater than $10,000 is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to FNMA or

      FHLMC, issued by and constituting the valid and binding obligation of a title insurer approved by the applicable Originator and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Originator, its successors and assigns, as to the first priority lien of the Mortgage in the case of a Home Equity Loan secured by a First Lien on the related Mortgaged Property and the second priority lien of the Mortgage in the case of a Home Equity Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Home Equity Loan. The applicable Originator is the sole named insured of such mortgage title insurance policy. The assignment to the Trustees, as assignee of the Seller, of the Originator's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, as assignee of the Seller, upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the applicable Originator, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

            (xix) The Mortgage obligates the Mortgagor thereunder to maintain all hazard insurance at the Mortgagor's cost and expense;

            (xx) No Home Equity Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or the related Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xxi) Each Home Equity Loan was originated or purchased and reunderwritten by an Originator. No more than __% of the Home Equity Loans, measured by outstanding principal balances as of the Cut-Off Date, were originated by independent originators and acquired by an Originator;

            (xxii) Except with respect to any Balloon Loan, each Home Equity Loan is payable in substantially equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Home Equity Loan. Each Home Equity Loan bears a fixed interest rate for the term of the Home Equity Loan. Each Balloon Loan has an original term of not less than [five
      (5)] years and provides for level monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments;

            (xxiii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Home Equity Loan in the event the related Mortgaged Property is sold without the prior consent of the holder thereunder;

            (xxiv) No Home Equity Loan is a loan for which the disbursements are made as construction proceeds;

            (xxv) Reserved;

            (xxvi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or nonjudicial foreclosure. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (xxvii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, which fees and expenses shall constitute Servicing Advances;

            (xxviii) Each Mortgaged Property is located in the state identified in the Home Equity Loan Schedule and consists of at least one parcel of real property with a one family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit or townhome, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. [No Mortgaged Properties are held under a ground lease];

            (xxix) The Home Equity Loans were underwritten in accordance with the Originators' underwriting guidelines described in the Prospectus Supplement under the heading "THE HOME EQUITY LOAN PROGRAM -- Underwriting Standards;"

            (xxx) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no other charges or payments due an Originator have been capitalized under any Mortgage or the related Mortgage Note;

            (xxxi) No Home Equity Loan was originated under a buy-down plan;

            (xxxii) Other than as provided by this Agreement, there is no obligation on the part of an Originator or any other party to make payments in addition to those made by the Mortgagors;

            (xxxiii) With respect to each Home Equity Loan, the Trustee is in possession of a complete Mortgage File, and there are no custodial agreements in effect adversely affecting the right or ability of the applicable Person to make the document deliveries required hereby;

            (xxxiv) No Home Equity Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on the Certificateholders or the Certificate Insurer;

            (xxxv) No Home Equity Loan has a shared appreciation or other contingent interest feature;

            (xxxvi) With respect to each Home Equity Loan secured by a second lien on the related Mortgaged Property:

                  (a) if the Combined Loan-to-Value Ratio is higher than __%, either the related First Lien does not provide for a balloon payment or, if the related First Lien does provide for a balloon payment, the maturity date of the second lien is prior to the maturity date of the First Lien;

                  (b) the related First Lien does not provide for negative amortization; and

                  (c) either no consent for the Home Equity Loan secured by a second lien on the related Mortgaged Property is required by the holder of the related First Lien or such consent has been obtained and is contained in the Mortgage File.

            (xxxvii) Each Home Equity Loan conforms, and all the Home Equity Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

            (xxxviii) A full appraisal on forms approved by the Originator was performed in connection with the origination of each Home Equity Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase Home Equity Loans comparable to the Home Equity Loans for sale to prudent investors in the secondary market that invest in Home Equity Loans such as the Home Equity Loans;

            (xxxix) To the best knowledge of the Representative and the applicable Originator, no Mortgaged Property was, as of the related Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

            (xl) None of the Home Equity Loans are subject to a bankruptcy proceeding;

            (xli) No more than __% of the aggregate Principal Balance of all the Home Equity Loans as of Cut-Off Date relates to Home Equity Loans originated or purchased under the Originators' limited documentation program for self-employed borrowers;

            (xlii) The range of points financed or "net funded" on Home Equity Loans originated after ________________ is 0% to __%;

            (xliii) Each Home Equity Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xliv) With respect to any Home Equity Loan that is not a Cooperative Loan, each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Home Equity Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) the related First Lien, if any;

            (xlv) Each Cooperative Loan is secured by a valid, subsisting and enforceable perfected first or second lien and security interest in the related Mortgaged Property, subject only to (i) the rights of the Cooperative Corporation to collect Maintenance and assessments from the Mortgagor, (ii) the lien of the Blanket Mortgage, if any, on the Cooperative Property and of real property taxes, water and sewer charges, rents and assessments on the Cooperative Property not yet due and payable,
      (iii) the related First Lien, if any and (iv) other matters to which like Cooperative Units are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement or the use, enjoyment, value or marketability of the Cooperative Unit. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first or second, as applicable, priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the applicable Originator or any designee of the applicable Originator establishes in such Person a valid and subsisting perfected first or second, as applicable, lien on and security interest in the property described therein, and such Person has full right to sell and assign the same;

            (xlvi) Each Cooperative Corporation qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code; and

            (xlvii) Each Mortgaged Property is free of substantial damage and is in reasonably good repair.

      (b) It is understood and agreed that the representations and warranties set forth in Section 2.4(a) shall survive the sale, transfer and assignment of the Home Equity Loans to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture. Upon discovery by the Seller, the Master Servicer, the Representative, an Originator or the Owner Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Originators as to the facts stated therein, which materially and adversely affects the interests of the Noteholders or the Certificateholders in the related Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties and the Trustee. Within 60 days of its discovery or its receipt of notice of breach, the Representative shall use all reasonable efforts to cure, or cause the applicable Originator to cure, such breach in all material respects or shall purchase or cause the applicable Originator to purchase from the Trust or substitute or cause the applicable Originator to substitute an Eligible Substitute Home Equity Loan as provided in Section 2.5 for such Home Equity Loan. Any such purchase by the Representative or an Originator shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.2. It is understood and agreed that the obligation of the Representative to cure, substitute for or purchase or to cause the applicable Originator to cure, substitute or purchase any Home Equity Loan as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Representative and the applicable Originator, or another affiliate of the Representative respecting such breach available to the Issuer, the Owner Trustee, the Trustee, the Noteholders or Certificateholders. Neither the Owner Trustee nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Home Equity Loan pursuant to this Section.

      SECTION 2.5. Substitution of Home Equity Loans. (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Home Equity Loan under Section 2.2 or 2.4, the Seller may deliver to the Trustee one or more Eligible Substitute Home Equity Loans in substitution for any one or more of the Defective Home Equity Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.2 or 2.4.

      (b) The Seller shall notify the Issuer, the Owner Trustee, the Master Servicer, the Representative, the applicable Originator and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Representative would otherwise be required to repurchase or cause the repurchase of such Home Equity Loan pursuant to Section 2.2 or 2.4 of its intention to effect a substitution under this Section. On such Determination Date (the "Substitution Date"), the Representative shall deliver or cause the applicable Originator to deliver to the Issuer (1) the Eligible Substitute Home Equity Loans to be substituted for the Original Home Equity Loans, (2) a list of the Original Home Equity Loans to be substituted for by such Eligible Substitute Home Equity Loans, (3) an Officers' Certificate (A) stating that no failure by the Master Servicer described in Section 7.1 shall have occurred and be continuing, (B) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Home Equity Loan schedule (the "Supplemental Home Equity Loan Schedule") setting forth the same type of information as appears on the Home Equity Loan Schedule and representing as to the accuracy thereof and (C) confirming that the representations and warranties contained in Section 2.4 are true and correct in all material respects with respect to the Substitute Home Equity Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.2, 2.4 and this Section
2.5 and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Issuer shall release such Original Home Equity Loans to the Seller.

      (c) Concurrently with the satisfaction of the conditions set forth in
Section 2.5(a) and (b) above and the grant of such Eligible Substitute Home Equity Loans to the Trustee pursuant to Section 2.5(a) above, Exhibit A to this Agreement shall be deemed to be amended to exclude all Home Equity Loans being replaced by such Eligible Substitute Home Equity Loans and to include the information set forth on the Supplemental Home Equity Loan Schedule with respect to such Eligible Substitute Home Equity Loans, and all references in this Agreement to Home Equity Loans shall include such Eligible Substitute Home Equity Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Home Equity Loans.

                                   ARTICLE III

                Administration and Servicing of Home Equity Loans

      SECTION 3.1. Duties of Master Servicer. (a) The Master Servicer, as agent for the Issuer (to the extent provided herein) shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Home Equity Loans and any REO Property in accordance with this Agreement and the customary and usual standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate in connection with such servicing and administration. The Master Servicer shall maintain servicing standards equivalent to those required for approval by FNMA or FHLMC. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as servicer, shall include the power to (i) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (ii) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Home Equity Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Insurance Policy and any other matter pertaining to a delinquent Home Equity Loan. The authority of the Master Servicer shall include, in addition, the power to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (but only in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver, on behalf of itself, the

Issuer, the Owner Trustee, the Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Home Equity Loans or to the Mortgaged Properties securing such Home Equity Loans.

            (b) Notwithstanding the provisions of Subsection 3.1(a), the Master Servicer shall not take any action inconsistent with the interest of the Noteholders or the Certificateholders in the Home Equity Loans or with the rights and interests of the Owner Trustee, the Trustee, the Noteholders or the Certificateholders under this Agreement.

            (c) The Owner Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate (as certified to the Owner Trustee by the Master Servicer) to enable the Master Servicer to service and administer the related Home Equity Loans and REO Property.

      SECTION 3.2. Collection and Allocation of Home Equity Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all mortgage loans in its servicing portfolio comparable to the Home Equity Loans that it services for itself or others.

            (b) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Noteholders and the Certificateholders; provided, however, that the Master Servicer may not permit any modification with respect to any Home Equity Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Equity Loan) or extend the Final Scheduled Maturity Date on the Home Equity Loan. No costs incurred by the Master Servicer in respect of Servicing Advances shall for the purposes of distributions to Noteholders or Certificateholders be added to the amount owing under the related Home Equity Loan.

            (c) The Master Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. The Collection Account shall initially be established with the Trustee. The Master Servicer shall on the Closing Date deposit into the Collection Account any amounts representing payments on and any collections in respect of the Home Equity Loans in received on or after the Cutoff Date and prior to the Closing Date, and thereafter shall use its best efforts to deposit within one Business Day, and shall in any event deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication) with respect to the Home Equity Loans: (i) all payments received on and after the Cutoff Date on account of principal on the Home Equity Loans and all full or partial prepayments collected after the Cutoff

Date; (ii) all payments received on and after the Cutoff Date on account of interest on the Home Equity Loans; (iii) all Net Liquidation Proceeds net of Foreclosure Profits; (iv) all Insurance Proceeds; (v) all Released Mortgaged Property Proceeds; (vi) any amounts payable in connection with the repurchase of any Home Equity Loan and the amount of any Substitution Adjustment pursuant to Sections 2.2, 2.4, 2.6 and 3.16; and (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.5, 3.7, 3.15, 3.16 or 8.1; provided, however, that (x) with respect to each Due Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Home Equity Loans, the Servicing Fee for such Due Period and (y) the Master Servicer shall be permitted to retain late collections, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds, to the extent of any unpaid Servicing Fees, unreimbursed Monthly Advance and/or Servicing Advance with respect to the related Home Equity Loan. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees), late charges or penalties payable by Mortgagors, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

      SECTION 3.3. Withdrawals from each Collection Account. The Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes with respect to the Home Equity Loans: (i) the deposits and distributions required by Section 4.5(d); (ii) to the extent not retained by the Master Servicer as provided in Section 3.2(c), to reimburse the Master Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Home Equity Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Home Equity Loan in respect of which such reimbursed amounts are owed. If a Monthly Advance was made net of the Servicing Fee as permitted by Section 3.15 hereof, no additional Servicing Fee for the related Mortgage loan and Due Period shall be payable. The Master Servicer's right to reimbursement from such Collection Account for unreimbursed Monthly Advances shall be limited to late collections of interest on any Home Equity Loan and to Liquidation Proceeds and Insurance Proceeds on related Home Equity Loans; (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; (iv) (a) to make investments in Eligible Investments and (b) to pay to the Master Servicer, interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;
(v) to withdraw any funds deposited in such Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person; (vi) to pay the Master Servicer Servicing Compensation pursuant to Section 3.9 hereof to the extent not retained or paid pursuant to Section 3.2(c); (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to
Section 3.7; and (viii) to clear and terminate such Collection

Account upon the termination of this Agreement and to pay any amounts remaining therein in accordance with Section 8.1(b).

      SECTION 3.4. Reserved.

      SECTION 3.5. Reserved.

      SECTION 3.6. Reserved.

      SECTION 3.7. Management and Realization Upon Defaulted Home Equity Loans. On behalf of the Issuer, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interests of the Noteholders and the Certificateholders. The Master Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer. The disposition of REO Property shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interests of the Noteholders and the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with Section 3.3, for distribution to the Noteholders and the Certificateholders in accordance with Section 4.5 hereof. The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2 subject to the provisions contained in the last paragraph of this Section 3.7. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Owner Trustee, or to its nominee on behalf of the Noteholders and the Certificateholders.

      SECTION 3.8. Trustee to Cooperate. Upon payment in full of any Home Equity Loan, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.1, if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release, in the form annexed hereto as Exhibit E, signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Master Servicer. In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Home Equity Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Home Equity Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

      SECTION 3.9. Servicing Fee. The servicing fee for a Distribution Date shall equal the product of (a) one-twelfth, (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the preceding Due Period (the "Servicing Fee"). The Master Servicer shall also be entitled to all late payment charges and other administrative fees or similar charges, including without limitation, Foreclosure Profits, allowed by applicable law with respect to Home Equity Loans, collected (from whatever source) on the Home Equity Loans (the "Supplemental Servicing Fee"). The Master Servicer also shall be entitled to and may retain from Collections the Servicing Fee, as provided herein. The Master Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee or Supplemental Servicing Fee for any Due Period to and until a later Due Period for any reason, including in order to avoid a shortfall in any payments due on any Notes or Certificates. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Master Servicer on demand.

      SECTION 3.10. Master Servicer's Certificate. On each Determination Date, the Master Servicer shall deliver to the Owner Trustee, the Trustee and the Seller, with a copy to the Rating Agencies, a Master Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 4.5 and 4.6 for the Due Period preceding the date of such Master Servicer's Certificate. Home Equity Loans to be purchased by the Master Servicer or to be repurchased by the Seller shall be identified by the Master Servicer by account number with respect to such Home Equity Loan (as specified in Exhibit A).

      SECTION 3.11 Annual Statement as to Compliance; Notice of Default. (a) The Master Servicer shall deliver to the Owner Trustee and the Trustee, on or before of each year beginning , 199__, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer during the preceding twelve-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 199__) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 3.10 to the Rating Agencies. A copy of such certificate and the report referred to in Section 3.10 may be obtained by any Certificateholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office (as defined in the Trust Agreement) or by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

      (b) The Master Servicer shall deliver to the Owner Trustee, the Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 7.1(a) or
(b).

      SECTION 3.12. Annual Independent Certified Public Accountants' Report. The Master Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Master Servicer or the Seller, to deliver to the Seller, the Owner Trustee and the Trustee on or before of each year beginning , 199__, an letter addressed to the Master Servicer, the Seller, the Owner Trustee and the Trustee and each Rating Agency, to the effect that such firm has with respect to the Master Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 199__), and stating such firm's conclusions relating thereto. Such report will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

      SECTION 3.13. Access to Certain Documentation and Information Regarding Home Equity Loans. The Master Servicer shall provide to the Certificateholders and Noteholders access to the Mortgage Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to the Master Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer. Nothing in this Section
3.13 shall affect the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access to information as provided in this Section 3.13 as a result of such obligation shall not constitute a breach of this Section 3.13.

      SECTION 3.14. Master Servicer Expenses. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

      SECTION 3.15. Advances by the Master Servicer. (a) Not later than the close of business on the second Business Day preceding each Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Collection Account an amount, to be distributed on the related Distribution Date pursuant to Section 4.5(d), equal to the sum of (a) the interest accrued on each Home Equity Loan at the Mortgage Rate (or at such lower rate as may be in effect for such Home Equity Loan pursuant to application of the Civil Relief Act and/or any Debt Service Reduction) through the related Due Date, but not received as of the close of business on the Determination Date for such Distribution Date (net of the Servicing Fee) and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which a final disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the Net Rate for the most recently ended Due Period prior to the related Determination Date for the related Home Equity Loan over the net income from the REO Property transferred to the Collection Account for such Distribution Date pursuant to
Section 3.4; such sum being defined herein as the "Monthly Advance." The Master Servicer may fund all or a portion of the Monthly Advance with respect to the Home Equity Loans by instructing the Trustee on such Determination Date to use funds deposited in the Collection Account which are not part of the Total Distribution Amount for the related Distribution Date; provided that if such funds are so used the Master Servicer shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Total Distribution Amount.

            (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Master Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

      SECTION 3.16. Optional Purchase of Defaulted Home Equity Loans. The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Seller, the Owner Trustee and the Trustee) to purchase for its own account from the Issuer any Home Equity Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.2. The Purchase Price for any Home Equity Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Master Servicer or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Home Equity Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Home Equity Loan any Home Equity Loan released pursuant hereto and the purchaser of such Home Equity Loan shall succeed to all the Issuer's right, title and interest in and to such Home Equity Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Home Equity Loan shall thereupon own such Home Equity Loan, and all security and documents, free of any further obligation to the Owner Trustee, the Trustee, the Noteholders or the Certificateholders with respect thereto.

      SECTION 3.16. Superior Liens. If required in order to receive notice, the Master Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Issuer's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

      If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, actions in accordance with the Master Servicer's policies and procedures to protect the interests of the Noteholders and the Certificateholders, and/or to preserve the security of the related Home Equity Loan. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if the Master Servicer reasonably believes such advance is in the best interests of the Noteholders and the Certificateholders. The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Home Equity Loan. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Master Servicer pursuant to this Section 3.16 shall constitute Servicing Advances.

      SECTION 3.17. Reserved.

      SECTION 3.18. Appointment of Subservicer. The Master Servicer hereby appoints each Originator to initially act as subservicer with respect to the Home Equity Loans sold by such Originator to the Seller. The Originators, as subservicers shall service the Home Equity Loans in accordance with the terms of this Agreement. The Master Servicer may at any time appoint any other entity to serve as a subservicer to perform all or any portion of its obligations as Master Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith. In connection with the appointment of any subservicer, the Master Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Home Equity Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Home Equity Loans. The fees and expenses of each subservicer shall be as agreed between the Master Servicer and the subservicer from time to time and none of the Issuer, the Owner Trustee, the Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                   ARTICLE IV

                  Distributions; Reserve Account; Statements to
                       Certificateholders and Noteholders

      SECTION 4.1. Establishment of Trust Accounts. (a) (i) The Master Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Note Distribution Account shall initially be established with the Trustee.

                  (ii) The Master Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. The Reserve Account shall be maintained with the Trustee as long as the Trustee is an Eligible Institution.

            (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively, the "Trust Accounts") and the Certificate Distribution Account shall be invested by the Trustee with respect to Trust Accounts and by the Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Master Servicer (pursuant to standing instructions or otherwise); provided, however, it is understood and agreed that neither the Trustee nor the Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of the Trustee or the Owner Trustee, as applicable, for the benefit of the Noteholders and the Certificateholders, the Noteholders or the Certificateholders, as applicable; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Funds deposited in a Trust Account or the Certificate Distribution Account on a Transfer Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

            (c) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholders and the Certificateholders, or the Noteholders, as the case may be. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or the Master Servicer on its behalf) or the Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or a new Certificate Distribution Account, as applicable. In connection with the foregoing, the Master Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trustee, the Master Servicer shall notify the Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                  (ii) With respect to the Trust Account Property, the Trustee, and with respect to the Certificate Distribution Account, the Owner Trustee, agrees, by its respective acceptance hereof, that: (A) any Trust Account Property or any property in the Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts subject to the penultimate sentence of Section 4.1(c)(i); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee with respect to the Trust Accounts and the Owner Trustee with respect to the Certificate Distribution Account, and the Trustee or the Owner Trustee, as applicable, shall have sole signature authority with respect thereto; (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph
(a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee; (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

                  (iii) The Master Servicer shall have the power, revocable by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Master Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Trustee to carry out its duties under the Indenture.

            (d) (i) The Master Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Issuer.

                  (ii) The Master Servicer shall on or prior to each Distribution Date (and prior to deposits to the Note Distribution Account or the Certificate Distribution Account) transfer from the Collection Account to the Payahead Account all Payaheads as described in Section 4.3 received by the Master Servicer during the Due Period. Notwithstanding the foregoing, for so long as the Master Servicer is permitted to make monthly remittances to the Collection Account pursuant to Section 3.2(c), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Master Servicer. So long as such condition is met, the Master Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Master Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with the first sentence of the third paragraph of Section 4.5(a).

      SECTION 4.2. Reserved.

      SECTION 4.3. Application of Collections. (a) All collections for the Due Period shall be applied by the Master Servicer as follows: With respect to each Home Equity Loan (other than a Purchased Home Equity Loan), payments by or on behalf of the Mortgagor shall be applied, in the case of Actuarial Home Equity Loans, to the Scheduled Payment and, in the case of Simple Interest Home Equity Loans, to interest and principal in accordance with the Simple Interest Method. With respect to Actuarial Home Equity Loans, any remaining excess shall be added to the Payahead Balance, and shall be applied to prepay the Actuarial Home Equity Loan, but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Home Equity Loan in full. Otherwise, any such remaining excess payments shall constitute a Payahead and shall increase the Payahead Balance.

            (b) All Liquidation Proceeds shall be applied to the related Home Equity Loan in accordance with the Master Servicer's customary servicing procedures.

      SECTION 4.4. Additional Deposits. The Master Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Price with respect to Purchased Home Equity Loans and the Seller shall deposit therein all amounts to be paid under Section 8.1. The Master Servicer will deposit the aggregate Purchase Price with respect to Purchased Home Equity Loans within two Business Days after such obligations become due, unless the Master Servicer shall not be required to make deposits within two Business Days of receipt pursuant to Section 3.2(c) (in which case such deposit will be made by the related Transfer Date). All such other deposits shall be made on the Transfer Date following the end of the related Due Period. Notwithstanding the foregoing, for so long as (i) the Master Servicer is Avco Financial Services Management Company, (ii) no Event of Default shall have occurred and be continuing, (iii) if the Master Servicer does not have a short term debt rating or deposit rating as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering the amounts described in the definition of Available Funds, which is acceptable to the Rating Agencies and issued by an entity, which has a short-term debt or deposit rating, as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's; and (iv) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections to the Collection Account on or before the second Business Day preceding the related Distribution Date. The Rating Agency Condition with respect to this Section 3.2 and the Closing Date shall be deemed to be satisfied upon the issuance to the Seller of the rating letters on the Closing Date.

      SECTION 4.5. Distributions. (a) On each Distribution Date, the Trustee shall cause to be transferred from the Payahead Account, or from the Master Servicer in the event the provisions of Section 4.1(d)(ii) are applicable, to the Collection Account, in immediately available funds, the aggregate previous Payaheads to be applied to Scheduled Payments on Actuarial Home Equity Loans for the related Due Period or prepayments for the related Due Period, pursuant to Sections 4.3 and 4.4, in the amounts set forth in the Master Servicer's Certificate for such Distribution Date. A single, net transfer may be made.

            (b) On each Determination Date, the Master Servicer shall calculate all amounts required to determine the amounts to be deposited from the Reserve Account into the Collection Account and from the Collection Account into the Note Distribution Account and the Certificate Distribution Account.

            (c) On or before each Distribution Date, the Master Servicer shall instruct the Trustee (based on the information contained in the Master Servicer's Certificate delivered on the related Determination Date pursuant to
Section 3.10) to withdraw from the Reserve Account and deposit in the Collection Account and the Trustee shall so withdraw and deposit the Reserve Account Transfer Amount for such Distribution Date.

            (d) Subject to the last paragraph of this Section 4.5(c), on each Distribution Date, the Master Servicer shall instruct the Trustee (based on the information contained in the Master Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.10) to make, and the Trustee shall make, the following deposits and distributions from the Collection Account for deposit in the applicable Account by TIME , to the extent of the Total Distribution Amount, in the following order of priority: (i) to the Master Servicer, from the Total Distribution Amount, the Total Servicing Fee; (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount; (iii) to the Owner Trustee for deposit in the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clause (i) and clause (ii), the Certificateholders' Interest Distributable Amount; (iv) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount; and (v) to the Owner Trustee for deposit in the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; provided, however, that following the occurrence of an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) of the Indenture, an acceleration of the Notes pursuant to

Section 5.2 of the Indenture, amounts on deposit in the Collection Account will be deposited in the Note Distribution Account to the extent necessary to pay accrued and unpaid interest on the Notes and then, to the extent funds are available therefore, principal on the Notes until the principal balance of each class of Notes has been reduced to zero, before any amounts are deposited in the Certificate Distribution Account. Following the payment in full of the Notes, amounts on deposit in the Collection Account will be deposited in the Certificate Distribution Account to the extent necessary to pay accrued and unpaid interest on the Certificates and then, to the extent funds are available therefore, principal on the Certificates until the principal balance thereof has been reduced to zero. In the event that the Collection Account is maintained with an institution other than the Trustee, the Master Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 4.5(c) on the related Transfer Date.

      SECTION 4.6. Reserve Account. (a) On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account.

            (b) If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to any withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Master Servicer shall instruct the Trustee to distribute, and the Trustee shall distribute, the amount of the excess to the Seller. Amounts properly distributed to the Seller pursuant to Section 4.6(b) shall be deemed released from the Trust and the security interest therein granted to the Trustee and the Seller shall in no event thereafter be required to refund any such distributed amounts.

      SECTION 4.7. Reserved.

      SECTION 4.8. Statements to Certificateholders and Noteholders. On each Determination Date, the Master Servicer shall provide to the Trustee (with a copy to the Rating Agencies) for the Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibit B and Exhibit C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable: (i) the amount of such distribution allocable to principal of each class of Notes and to the Certificate Balance of the Certificates; (ii) the amount of such distribution allocable to interest on or with respect to each class of Notes and to the Certificates; (iii) the aggregate outstanding principal balance of each class of the Notes and the Certificate Balance after giving effect to payments allocated to principal reported under
(i) above; (iv) the amount of the Total Servicing Fee paid to the Master Servicer with respect to the related Due Period; (v) The amount of the Monthly Advances payment to be made on the Determination Date; (vi) the amount of the aggregate Realized Losses, if any, for such Due Period; (vii) the Reserve Account Transfer Amount, if any, for such Distribution Date, the average of the Charge-off Rates and the Delinquency Percentages for the three preceding Due Periods, the Specified Reserve Account Balance for such Distribution Date, the amount distributed to the Seller from the Reserve Account on such Distribution Date, and the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date; (viii) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders'

Principal Carryover Shortfall, and the Certificateholders' Principal Carryover Shortfall; (ix) the amounts which are reimbursable to the Master Servicer for Reimbursable Amounts and Nonrecoverable Advances; (x) the amount of Servicing Advances for the preceding Due Period; and (xi) the aggregate Purchase Price paid by the Seller or the Master Servicer with respect to the related Due Period. Each amount set forth pursuant to paragraph (i), (ii), (vi) or (xi) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or class thereof) or the initial Certificate Balance, as applicable.

      SECTION 4.9. Net Deposits. As an administrative convenience, unless the Master Servicer is required to remit collections within two Business Days of receipt thereof, the Master Servicer will be permitted to make the deposit of collections on the Home Equity Loans and Purchase Prices for or with respect to the Due Period net of distributions to be made to the Master Servicer with respect to the Due Period. The Master Servicer, however, will account to the Owner Trustee, the Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

                                    ARTICLE V

               The Seller, the Representative and the Originators

      SECTION 5.1. Representations of Seller. The Seller represents and warrants to the Issuer as follows:

                  (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement;

                  (ii) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (iii) Immediately prior to the sale and assignment by the Seller to the Trustee of each Home Equity Loan, the Seller was the sole beneficial owner of each Home Equity Loan (insofar as such title was conveyed to it by the applicable Originator) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iv) As of the Closing Date, the Seller has transferred all right, title and interest in the Home Equity Loans to the Trustee; and

                  (v) The Seller has not transferred the Home Equity Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

      SECTION 5.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

            (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows: (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates; (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;
(iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law); (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

      SECTION 5.3 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

            (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Trustee and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee or the Trustee and except any taxes to which the Owner Trustee or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Home Equity Loans to the Owner Trustee on behalf of the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Home Equity Loans or Federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same or in connection with any application relating to the Notes or Certificates under any state securities laws.

            (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Certificateholders and the Noteholders and the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or in connection with any application relating to the Notes or Certificates under any state securities laws.

            (c) The Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Owner Trustee and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, this Agreement or any of the Basic Documents, the Owner Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Owner Trustee hereunder and under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee, (ii) shall arise from any breach by the Owner Trustee of its covenants under this Agreement or any of the Basic Documents; or (iii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement. Such liability shall survive the termination of the Trust. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

            (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Seller's responsibilities pursuant to the parentheticals in paragraph
(a) above). Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

      SECTION 5.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, shall be the successor to the Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller if other than Avco ABS Receivables Corp., executes an agreement of assumption to perform every obligation of the Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.4 or 5.1 shall have been breached, (iii) the Seller shall have delivered to the Owner Trustee and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders and (vi) unless Avco ABS Receivables Corp., is the surviving entity, the Seller shall have delivered to the Owner Trustee and the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Trustee, respectively, in the Home Equity Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

      SECTION 5.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document (provided that such reliance shall not limit in any way the Seller's obligations under Section 2.4(b)). The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

      SECTION 5.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

      SECTION 5.7. Representations and Warranties Regarding the Representative and the Originators. (a) The Representative represents and warrants that, as of the Closing Date:

            (i) The Representative is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business, or the property owned or leased by it make such a qualification necessary. The Representative has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Representative and the performance by the Representative and compliance with the terms of this Agreement will not violate the Representative's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Representative is a party or which may be applicable to the Representative or any of its assets;

            (iii) The Representative has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Representative enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) The Representative is not in violation of, and the execution and delivery of this Agreement by the Representative and the performance by the Representative and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Representative or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

            (v) There are no actions or proceedings against, or investigations of, the Representative pending or, to the knowledge of the Representative, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Representative of any of its obligations under, or the validity or enforceability of, this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Representative of, or compliance by the Representative with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

            (vii) No Officer's Certificate, statement, report or other document prepared by the Representative and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (viii) The transactions contemplated by this Agreement are in the ordinary course of business of the Representative;

            (ix) The statements contained in the Registration Statement which describe the Representative or matters or activities for which the Representative is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to the Representative therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Representative and does not omit to state a material fact necessary to make the statements contained therein with respect to the Representative not misleading. The Representative is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to the Representative or the Home Equity Loans and known to the Representative that materially adversely affects or in the future may (so far as the Representative can now reasonably foresee) materially adversely affect the Representative or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

            (x) Each Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Home Equity Loans;

            (xi) No Originator sold any interest in any Home Equity Loan, evidenced by the Certificates, as provided in the Agreement, with any intent to hinder, delay or defraud any of its respective creditors; and

            (xii) The Originators are solvent and the Originators will not be rendered insolvent as a result of the sale of the Home Equity Loans to the Seller or the sale of the Certificates.

            (b) Each Originator represents and warrants that, as of the Closing
Date:

            (i) Such Originator is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is licensed by and in compliance with the laws of each state in which any Mortgaged Property relating to a Home Equity Loan originated by it and/or to be serviced by it to the extent necessary to enable it to perform its obligations under this Agreement and the subservicing agreement to which it is a party and is in good standing in each jurisdiction in which the nature of its business, or the property owned or leased by it make such qualification necessary. Such Originator has, and had at all relevant times, full corporate power to originate the Home Equity Loans originated by it, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and the subservicing agreement to which it is a party;

            (ii) The execution and delivery of this Agreement and the subservicing agreement to which it is a party by such Originator and the performance by such Originator of and compliance with the terms of this Agreement and the subservicing agreement to which it is a party will not violate such Originator's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which such Originator is a party or which may be applicable to the such Originator or any of its assets;

            (iii) Such Originator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement and the subservicing agreement to which it is a party to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and the subservicing agreement to which it is a party, and has duly executed and delivered this Agreement and the subservicing agreement to which it is a party. Each of this Agreement and the subservicing agreement to which it is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of such Originator, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) Such Originator is not in violation of, and the execution and delivery of this Agreement and the subservicing agreement to which it is a party by such Originator and the performance by such Originator and compliance with the terms of this Agreement and the subservicing agreement to which it is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of such Originator or any of its properties or materially and adversely affect the performance of any of its duties hereunder or thereunder;

            (v) There are no actions or proceedings against, or investigations of, such Originator pending or, to the knowledge of such Originator, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or the subservicing agreement to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the subservicing agreement to which it is a party or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance such

      Originator of any of its obligations under, or the validity or enforceability of, this Agreement or the subservicing agreement to which it is a party;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Originator of, or compliance by such Originator with, this Agreement or the subservicing agreement to which it is a party, or for the consummation of the transactions contemplated by this Agreement or the subservicing agreement to which it is a party, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

            (vii) No Officer's Certificate, statement, report or other document prepared by such Originator and furnished or to be furnished by it pursuant to this Agreement or the subservicing agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (viii) The statements contained in the Registration Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Home Equity Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Home Equity Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Home Equity Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

            (ix) Upon the receipt of each Mortgage File by the Trustee, the Trustee will have good and marketable title on behalf of the Trust to each Home Equity Loan and such other items comprising the corpus of the Trust free and clear of any lien (other than liens which will be simultaneously released);

            (x) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Originator pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

            (xi) The origination and collection practices used by such Originator with respect to each Mortgage Note and Mortgage relating to the Home Equity Loans have been, in all material respects, legal, and in accordance with the Originator's policies and procedures in effect at the time;

            (xii) Each Home Equity Loan was randomly selected from among the existing Home Equity Loans in the respective Originator's portfolio at the date hereof;

            (xiii) Such Originator received fair consideration and reasonably equivalent value in exchange for the sale of its interest in the Home Equity Loans evidenced by the Certificates;

            (xiv) Such Originator did not sell any interest in any Home Equity Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors; and

            (xv) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the sale of the Home Equity Loans to the Seller or the sale of the Certificates.

The representations and warranties set forth in this Section 2.04 shall survive the sale and assignment of the Home Equity Loans to the Issuer. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Noteholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Representative or the applicable Originator shall cure such breach in all material respects.

                                   ARTICLE VI

                               The Master Servicer

      SECTION 6.1. Representations of Master Servicer. The Master Servicer represents and warrants to the Issuer as follows:

            (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state in which any Mortgaged Property is located and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer has, and had at all relevant times, full corporate power, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and each subservicing agreement.

            (ii) The execution and delivery of this Agreement and each subservicing agreement by the Master Servicer and the performance by the Master Servicer of and compliance with the terms of this Agreement and each subservicing agreement will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement and each subservicing agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and each subservicing agreement, and has duly executed and delivered this Agreement and each subservicing agreement. This Agreement and each subservicing agreement, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement and each subservicing agreement by the Master Servicer and the performance by the Master Servicer and compliance with the terms of this Agreement and each subservicing agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder or thereunder;

            (v) There are no actions or proceedings against, or investigations of, the Master Servicer pending or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or any subservicing agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any subservicing agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Master Servicer of any of its obligations under, or the validity or enforceability of, this Agreement or any subservicing agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement and each subservicing agreement, or for the consummation of the transactions contemplated by this

      Agreement and each subservicing agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

            (vii) The collection practices used by the Master Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

            (viii) No Officer's Certificate, statement, report or other document prepared by the Master Servicer and furnished or to be furnished by it pursuant to this Agreement or any subservicing agreement or in connection with the transactions contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

            (ix) The Master Servicer believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Master Servicer for master servicing the Home Equity Loans on the terms set forth herein;

            (x) The transactions contemplated by this Agreement and each subservicing Agreement are in the ordinary course of business of the Master Servicer; and

            (xi) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer and does not omit to state a material fact necessary to make the statements contained therein with respect to the Master Servicer not misleading. The Master Servicer is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to the Master Servicer or the Home Equity Loans and known to the Master Servicer that materially adversely affects or in the future may (so far as the Master Servicer can now reasonably foresee) materially adversely affect the Master Servicer or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement; and

            (xii) The Master Servicer has caused or hereby agrees to cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Home Equity Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

The representations and warranties set forth in this Section 6.1 shall survive the sale and assignment of the Home Equity Loans to the Issuer. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Noteholders, the Person discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

      SECTION 6.2. Indemnities of Master Servicer. (a) The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under this Agreement. The Master Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Representative, the Seller, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Trustee or the Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Master Servicer in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any subservicer under any subservicing agreement or by reason of the reckless disregard of its obligations and duties under this Agreement or by reason of the reckless disregard of the obligations of any subservicer under any subservicing agreement, where the final determination that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Master Servicer or any subservicer, is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer. Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by virtue of an act of God, act of war, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon the sending of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement. The Master Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Seller, the Certificateholders and the Noteholders or any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Trustee or the Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subservicer (including any fees payable in connection with the termination of the servicing activities of such subservicer with respect to any Home Equity Loan) whether pursuant to the terms of any subservicing agreement or otherwise.

      SECTION 6.3. Merger or Consolidation of, or Assumption of the Obligations of, Master Servicer. Any Person (a) into which the Master Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Master Servicer shall be a party or (c) which may succeed to the properties and assets of the Master Servicer, substantially as a whole, shall be the successor to the Master Servicer without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the

Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Master Servicer if other than Avco Financial Services Management Company, executes an agreement of assumption to perform every obligation of the Master Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.1 shall have been breached and no Master Servicer Default, and no event that, after notice or lapse of time, or both, would become a Master Servicer Default shall have occurred and be continuing, (iii) the Master Servicer shall have delivered to the Owner Trustee and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Master Servicer shall have a consolidated net worth at least equal to that of the predecessor Master Servicer, and (v) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders.

      SECTION 6.4. Limitation on Liability of Master Servicer and Others. Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action by the Master Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Master Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement Except as provided in this Agreement the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall be incidental to its duties to service the Home Equity Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer, may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents to protect the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

      SECTION 6.5. Avco Financial Services Management Company Not To Resign as Master Servicer. Subject to the provisions of Section 6.3, Avco Financial Services Management Company, hereby agrees not to resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of Avco Financial Services Management Company, as Master Servicer shall be communicated to the Owner Trustee and the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner

Trustee and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of the Trustee or a Successor Master Servicer having assumed the responsibilities and obligations of the resigning Master Servicer in accordance with Section 7.2 or the date upon which any regulatory authority requires such resignation.

                                   ARTICLE VII

                                     Default

      SECTION 7.1. Master Servicer Default. If any one of the following events (a "Master Servicer Default") shall occur and be continuing:

            (a) any failure by the Master Servicer to deliver to the Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Trustee to make any required distributions therefrom (other than a Monthly Advance required to be made from its own funds) that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Master Servicer from the Owner Trustee or the Trustee or after discovery of such failure by an Authorized Officer of the Master Servicer; or

            (b) failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or failure on the part of the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Owner Trustee or the Trustee or (B) to the Master Servicer and to the Owner Trustee and the Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Master Servicer delivers an Officers' Certificate to the Owner Trustee and the Trustee to such effect and to the effect that the Master Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

            (c) any failure of the Master Servicer to pay any Monthly Advance required to be made from its own funds pursuant to Section 3.15 that continues unremedied for a period of one Business Day; or

            (d) an Insolvency Event occurs with respect to the Master Servicer or any successor; then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, either the Trustee, or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Master Servicer and the Owner Trustee (and to the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 6.2) of the Master Servicer under this Agreement.

On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Home Equity Loans or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Master Servicer as may be appointed under Section 7.2; and, without limitation, the Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Home Equity Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Home Equity Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

      SECTION 7.2. Appointment of Successor. (a) Upon the Master Servicer's receipt of notice of termination, pursuant to Section 7.1 or the Master Servicer's resignation in accordance with the terms of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and
(y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Master Servicer's termination hereunder, the Trustee shall appoint a successor Master Servicer, and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Trustee. In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Master Servicer and the Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of Home Equity Loans and REO Property, as the successor to the Master Servicer under this Agreement.

            (b) Upon appointment, the successor Master Servicer (including the Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Master Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Master Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Master Servicer by the terms and provisions of this Agreement. No successor Master Servicer shall be liable for any acts or omissions of any predecessor Master Servicer.

            (c) The Master Servicer may not resign unless it is prohibited from serving as such by law or by requirement of any regulatory authority.

      SECTION 7.3. Payment of Servicing Fee. If the Master Servicer shall change, the predecessor Master Servicer shall be entitled to receive any accrued and unpaid Servicing Fees through the date of the successor Master Servicer's acceptance hereunder in accordance with Section 3.9.

      SECTION 7.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to this Article VII, the Owner Trustee shall give prompt written notice thereof to Certificateholders and the Trustee shall give prompt written notice thereof to Noteholders subject to the Rating Agency Condition.

      SECTION 7.5. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect the Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Master Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE VIII

                                   Termination

      SECTION 8.1. Optional Purchase of All Home Equity Loans. (a) On the last day of any Due Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is __% or less of the Original Pool Balance, the Seller shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, the Seller shall deposit pursuant to Section 4.4 in the

Collection Account an amount which, when added to the amounts on deposit in the Collection Account for such Distribution Date, equals the sum of (a) the unpaid principal amount of the then outstanding Class A-__ Notes, plus accrued and unpaid interest thereon, plus (b) the Certificate Balance plus accrued and unpaid interest thereon. The Class A-__ Notes and the Certificates will be redeemed concurrently therewith.

            (b) Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Master Servicer shall instruct the Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Master Servicer shall instruct the Trustee to make, and the Trustee shall make, the following deposits and distributions (after the application on such Distribution Date of the Total Distribution Amount pursuant to Section 4.5) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein): (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date; (ii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date); (iii) to the Owner Trustee for deposit in the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and (iv) to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificate Balance and any Certificateholders' Principal Carryover Shortfall Amount (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date). Any Insolvency Proceeds remaining after the deposits described above shall be paid to the GP Holder.

            (c) Notice of any termination of the Trust shall be given by the Master Servicer to the Owner Trustee, the Trustee and the Rating Agencies as soon as practicable after the Master Servicer has received notice thereof.

            (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trustee pursuant to this Agreement.

                                   ARTICLE IX

                  Administrative Duties of the Master Servicer

      SECTION 9.1. Administrative Duties. (a) The Master Servicer shall perform all its duties and the duties of the Issuer under the Depository Agreements. In addition, the Master


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

Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Master Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Master Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Master Servicer shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture.

            (b) (i) In addition to the duties of the Master Servicer set forth in this Agreement or any of the Basic Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. Subject to Section 9.4, and in accordance with the directions of the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Master Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.6(a), (b),
(c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that the Owner Trustee shall retain responsibility for the distribution of the Schedule K is necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                  (iv) The Master Servicer shall perform the duties of the Master Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Master Servicer under this Agreement or any of the Basic Documents.

                  (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Master Servicer's opinion, no less favorable to the Issuer in any material respect.

            (c) The Master Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

            (d) With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include: (A) the amendment of or any supplement to the Indenture; (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Home Equity Loans); (C) the amendment, change or modification of this Agreement or any of the Basic Documents; (D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Master Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and (E) the removal of the Trustee.

            (e) Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not,
(1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Master Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

      SECTION 9.2. Records. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

      SECTION 9.3. Additional Information To Be Furnished to the Issuer. The Master Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.


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
                                    ARTICLE X

                            Miscellaneous Provisions

      SECTION 10.1. Amendment. This Agreement may be amended by the Seller, the Originators, the Representative, the Master Servicer and the Owner Trustee, with the consent of the Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder. This Agreement may also be amended from time to time by the Seller, the Originators, the Representative, the Master Servicer and the Owner Trustee, with the consent of the Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Home Equity Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates of each class affected thereby. Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Trustee. It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in Section 10.2(i)(1) has been delivered. The Owner Trustee and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

      SECTION 10.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trustee in the Home Equity Loans and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the

Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) None of the Originators, the Seller nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

            (c) Each of the Originators, the Seller and the Master Servicer shall have an obligation to give the Owner Trustee and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Home Equity Loans, and its principal executive office, within the United States of America.

            (d) The Master Servicer shall maintain accounts and records as to each Home Equity Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Home Equity Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect
to) each Home Equity Loan and the amounts from time to time deposited in the Collection Account in respect of such Home Equity Loan.

            (e) The Master Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Home Equity Loans, the Master Servicer's master computer records (including any backup archives) that refer to a Home Equity Loan shall indicate clearly the interest of the Issuer and the Trustee in such Home Equity Loan and that such Home Equity Loan is owned by the Issuer and has been pledged to the Trustee. Indication of the Issuer's and the Trustee's interest in a Home Equity Loan shall be deleted from or modified on the Master Servicer's computer systems when, and only when, the related Home Equity Loan shall have been paid in full or repurchased by the Seller or purchased by the Master Servicer.

            (f) If at any time the Seller or the Master Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in mortgage loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Home Equity Loan, shall indicate clearly that such Home Equity Loan has been sold and is owned by the Issuer and has been pledged to the Trustee.


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

            (g) The Master Servicer shall permit the Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Home Equity Loan.

            (h) Upon request at any time the Owner Trustee or the Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement or any of the Basic Documents, the Master Servicer shall furnish to the Owner Trustee or to the Trustee, within five Business Days, a list of all Home Equity Loans (by contract number and name of Mortgagor) then held as part of the Trust, together with a reconciliation of such list to the Home Equity Loan Schedule and to each of the Master Servicer's Certificates furnished before such request indicating removal of Home Equity Loans from the Trust.

                  (i) The Master Servicer shall deliver to the Owner Trustee and the Trustee: (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee in the Home Equity Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Trustee in the Home Equity Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Each Opinion of Counsel referred to in clause (l) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

            (i) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

      SECTION 10.3. Notices. All demands, notices and communications upon or to the Seller, the Master Servicer, the Owner Trustee, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to Avco ABS Receivables Corp., ___________________________, Attention:
__________________________________, (b) in the case of the Master Servicer to
Avco Financial Services Management Company., (c) ___________________________,
Attention: _____________, in the case of the Originators or the Representative to Avco Financial Services, Inc. ., ___________________________, Attention:

____________________,(b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of Moody's, to Moody's Investors Service, Inc., to 99 Church Street, New York, New York 10004, Attention of Asset Backed Securities Group, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department and (f) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004 Attention of ___________________.

      SECTION 10.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.4 and 6.3 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Seller or the Master Servicer.

      SECTION 10.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Master Servicer, the Issuer, the Owner Trustee and for the benefit of the Certificateholders, the Trustee and the Noteholders, as third-party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 10.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 10.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 10.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK , WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 10.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the

Issuer in, to and under the Home Equity Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

      SECTION 10.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Master Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

      SECTION 10.12. Limitation of Liability of Owner Trustee and Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Name of Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Name of Owner Trustee in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by not in its individual capacity but solely as Trustee and in no event shall have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      SECTION 10.13. Independence of the Master Servicer. For all purposes of this Agreement, the Master Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Master Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

      SECTION 10.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Master Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

      WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    AVCO HOME EQUITY LOAN TRUST 199_-_

                                    By: ______________________, not in its
                                    individual capacity but solely as Owner
                                    Trustee on behalf of the Trust,

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    AVCO FINANCIAL SERVICES MANAGEMENT
                                    COMPANY, Master Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    AVCO FINANCIAL SERVICES, INC.,
                                    Representative

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    AVCO ABS RECEIVABLES CORP.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EACH OF THE ORIGINATORS LISTED ON EXHIBIT
                                    __ HERETO

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Acknowledged and Accepted:
_______________ , not in its individual
capacity but solely as Trustee,


By:
   ------------------------------------
   Name:
   Title:

Acknowledged and Accepted:
_______________, not in its individual
capacity but solely as Owner Trustee,

By:
   ------------------------------------
   Name:
   Title: